EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate March 28, 2011

Shareholders Strongly Support Increasing
Number of Authorized Shares of Common Sock

Holland, Mich., March 28, 2011. Macatawa Bank Corporation (NASDAQ: MCBC) today announced that its shareholders voted to approve increasing the number of authorized shares of common stock from 40,000,000 shares to 200,000,000 shares. At a special meeting of shareholders held on March 25, 2011, 13,246,702 shares, or 84% of the shares voted on the proposal, voted for the increase in number of authorized shares of common stock. 89% of the outstanding shares entitled to vote voted on the proposal.

Chairman of the Board, Richard L. Postma, commented, "we are very pleased with the very strong support our shareholders expressed for this important step in our efforts to raise additional capital to comply with the requirements of our Consent Order and provide us with a foundation for future growth."

Mr. Postma continued, "we have filed a registration statement with the Securities and Exchange Commission to register shares of common stock that we intend to offer to our shareholders in a shareholder rights offering and to other investors in a public offering. We currently plan on an offering of $30,000,000 commencing in the second quarter of 2011. Other terms of the offering, including price and number of shares to be offered, are yet to be determined."

Mr. Postma concluded, "In determining the price of the offering, the Board of Directors will consider a number of factors, including the price at which shareholders and prospective shareholders are expected to be willing to purchase shares, historical and current trading prices for our common stock, the need for liquidity and capital and the desire to provide an opportunity to our shareholders to participate in the rights offering on a pro rata basis."

CAUTIONARY STATEMENT: This press release contains forward-looking statements that are identifiable by words or phrases such as "in our efforts," "future," "intend," "plan," "yet," and "will." The amount and timing of the offering are subject to change. Our ability to comply with our Consent Order and raise additional capital (including the successful completion of the offering) is not entirely within our control and is not assured. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. Risk factors include, but are not limited to, the risk factors described under the heading "Risk Factors" in our Registration Statement on Form S-1, filed with the Securities and Exchange Commission on February 2, 2011, and in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

This press release does not constitute an offer of any securities for sale. A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. To obtain a copy of a written prospectus for the offering, a prospective investor may contact Macatawa's Secretary, Jon W. Swets, at 10753 Macatawa Drive, Holland, Michigan 49424.

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its subsidiary, the Corporation offers a full range of banking, investment and trust services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  Services include commercial, consumer and real estate financing; business and personal deposit services; ATMs and Internet banking services; trust and employee benefit plan services and various investment services.